UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2016

TOWERSTREAM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane, Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

As previously disclosed in its Registration Statement on Form S-1 (File No. 212995) declared effective on September 16, 2016, in order to obtain consent to the public offering described in such Registration Statement, Towerstream Corporation (the “Company”) entered into separate exchange agreements (collectively, the “Exchange Agreements”), dated September 14, 2016, with each of the accredited investors who invested in the Company’s registered direct offering of 750,000 shares of common stock and simultaneous private placement of 750,000 warrants (the “June Warrants”) on June 20, 2016 and private placement of 892,857 shares of Series B Convertible Preferred Stock and 223,214 warrants (the “July Warrants” and, together with the June Warrants, the “Warrants”) on July 7, 2016. Under the terms of the Exchange Agreements, each investor exchanged its respective June Warrants and July Warrants (an aggregate of 973,214 Warrants), without the payment of any exercise price therefore, and relinquished any and all other rights it may have under the Warrants, for an aggregate of 680,000 shares of the Company’s newly designated Series C Convertible Preferred Stock.

The Company granted the holders of the Series C Convertible Preferred Stock piggyback registration rights pursuant to the terms of registration rights agreements (the “Registration Rights Agreements”) entered into on September 14, 2014 (the “Registration Rights Agreements”). The Company registered the shares of common stock underlying the Series C Convertible Preferred Stock for resale in a registration statement on Form S-1 (File Number 333- 212995) that was declared effective on September 16, 2016.

The foregoing descriptions of the Exchange Agreements and Registration Rights Agreements are not complete and are qualified in their entireties by reference to the full text of the Form of Warrant Exchange Agreement and Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and10.2, respectively, to this report and are incorporated by reference herein.

 Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference, in its entirety, into this Item 3.02. The exchanges described in Item 1.01 were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (as amended, the “Securities Act”), and the shares of Series C Convertible Preferred Stock issuable pursuant to the Exchange Agreements have been issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer and an existing securityholder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated by the Exchange Agreements and as approved by the Company’ Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), on September 14, 2016. Pursuant to the Series C Certificate of Designations, the Company designated 680,000 shares of its blank check preferred stock as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a stated value of $0.001 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series C Convertible Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Convertible Preferred Stock (the “Beneficial Ownership Limitation”). Each share of Series C Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of Common Stock. With respect to any such vote, each share of Series C Convertible Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of Common Stock such shares of Series C Convertible Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation. The foregoing description of the Series C Convertible Certificate of Designations is not complete and is subject to, and qualified in its entirety by, the full text of Series C Convertible Certificate of Designations, included as Exhibit 3.1 of this Current Report which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Company's Registration Statement on Form S-1 filed on September 15, 2016)

10.1	Form of Warrant Exchange Agreement (Incorporated by reference to Exhibit 10.38 to the Company's Registration Statement on Form S-1 filed on September 15, 2016)

10.2	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.39 to the Company's Registation Statement on Form S-1 filed on September 15, 2016)

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 20, 2016

TOWERSTREAM CORPORATION By: /s/ Philip Urso Name: Philip Urso Title: Interim Chief Executive Officer